CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of our report dated March 10, 2006, relating to the financial statements of Deerfield Triarc Capital Corp., appearing in the Annual Report on Form 10-K of Deerfield Triarc Capital Corp. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 20, 2006